McGRAW HILL FINANCIAL REPORTS 3rd QUARTER RESULTS

Revenue Increased 7% (8% Organic)

Diluted EPS from Continuing Operations Increased 58% to $0.84

Adjusted Diluted EPS from Continuing Operations Increased 13% to $0.80

Adjusted Diluted EPS Guidance Increased to a Range of $3.25 to $3.30

New York, NY, October 22, 2013 – McGraw Hill Financial, Inc. (NYSE: MHFI) today reported third quarter 2013 results with revenue of $1.19 billion, an increase of 7% compared to the same period last year and 8% excluding the impact of the sale of Aviation Week. Net income and diluted earnings per share from continuing operations were $235 million and $0.84, respectively.

Adjusted net income from continuing operations increased 11% to $222 million and adjusted diluted earnings per share from continuing operations increased 13% to $0.80. The adjustments exclude the impact of the gain on sale of Aviation Week and India Index Services by CRISIL, as well as one-time costs related primarily to the Growth and Value Plan.

“The strength of our portfolio was clearly demonstrated this quarter as both S&P Dow Jones Indices and S&P Capital IQ delivered record quarterly revenue, and Commodities & Commercial Markets reported record adjusted operating margin, driving each of these segments to double-digit adjusted operating profit growth,” said Harold McGraw III, Chairman, President, and Chief Executive Officer of McGraw Hill Financial. "As a leader in providing ratings, benchmarks and analytics, McGraw Hill Financial offers investors a unique opportunity to benefit from the essential intelligence that we provide to our customers. This world-class portfolio of businesses is the culmination of my tenure as President and CEO of this Company. As Doug Peterson assumes his new role as President and CEO on November 1, I couldn't be more pleased with his appointment or more proud of the strength of the portfolio we have assembled and the employees who made it happen."

The Outlook: 2013 adjusted earnings per share guidance is increased to a range of $3.25 to $3.30 from $3.15 to $3.25 despite likely market volatility due in part to the Federal debt debate as well as evolving expectations for interest rates.

Standard & Poor’s Ratings Services: Despite a decrease in global debt issuance, quarterly revenue increased 8% to $540 million compared to the same period last year, driven by strength in bank loan ratings, entity credit ratings, and rating evaluation services. Adjusted operating profit increased 5% to $227 million with a margin of 42%.

Transaction revenue grew 6% to $227 million compared to the same period last year as a result of a 73% increase in bank loan ratings. Issuance, the traditional driver of overall segment revenue growth, decreased during the quarter with a 9% increase in structured issuance more than offset by an 11% decrease in corporate and public issuance.

Non-transaction revenue increased 9% in the quarter and represented 58% of Standard & Poor’s Ratings’ total revenue compared to 57% for the same period last year. Non-transaction growth was driven primarily by entity credit ratings and rating evaluation services.

Domestic revenue increased 6% and international revenue increased 10%. Foreign exchange rates had a negligible impact on results. International revenue represented 46% of Standard & Poor’s Ratings’ total third-quarter revenue.

Tender for CRISIL Shares: On August 6, the Company completed a voluntary tender offer for additional shares of CRISIL Limited, a publicly traded company in India. As a result, the Company's ownership in CRISIL increased from 52.8% to 67.8% which represented an incremental investment of $214 million.

S&P Capital IQ: Revenue increased 3% to $293 million in the third quarter of 2013 compared to the same period last year. Excluding ongoing portfolio rationalization, organic revenue growth was 5%. This was the highest revenue quarter for the segment. Adjusted operating profit returned to growth with an increase of 10% to $59 million.

Desktop Solutions, Enterprise Solutions and Ratings IP all delivered mid single-digit revenue growth while Proprietary Research revenue declined mid single-digits.

S&P Capital IQ’s international revenue increased by 8% to $100 million in the third quarter and represented 34% of the segment’s total revenue.

Efforts continue to invest in the more promising pieces of the business to create unique product offerings such as the new Portfolio Risk Solution and Events Driven Alerts. Simultaneously, the segment continued to fine tune its portfolio resulting in the sale of Financial Communications and the exploration of strategic options for FMR Europe.

S&P Dow Jones Indices: Revenue increased 14% to $124 million in the third quarter of 2013 compared to the same period last year. Adjusted quarterly operating profit increased 23% to $80 million.

Exchange-traded funds and exchange-traded derivatives were two key drivers of revenue growth. Assets under management in exchange-traded funds based on the S&P Dow Jones Indices increased 29% to $585 billion at the end of the quarter. Trading volume of the exchange-traded derivatives SPX (S&P 500 Index) and VIX (CBOE Volatility Index) increased 18% and 26%, respectively.

Revenue growth was partially mitigated by declines in mutual funds and modest growth in the data subscription business.

Commodities & Commercial Markets: Revenue increased 7% to $255 million. Adjusted operating profit increased 24% to $82 million in the third quarter compared to the same period last year.

Platts continued to experience steady revenue growth, delivering a 17% increase to $142 million for the period. Growth in petroleum product subscriptions continued to be the primary driver of double-digit growth. In addition, metals & agriculture product subscriptions delivered double-digit revenue growth while petrochemicals and power & gas reported single-digit revenue increases.

Commercial Markets’ revenue decreased 4%, however, organic revenue grew 1% excluding the sale of Aviation Week. J.D. Power delivered mid single-digit growth primarily from its strong auto business in China.

Unallocated Expense: Unallocated expense includes corporate functions and centrally managed costs. Adjusted unallocated expense increased by 10% to $52 million in the third quarter primarily due to increased unoccupied office space.

Non-GAAP Adjustments to Continuing Operations: During the third quarter, approximately $11 million of net pre-tax benefits were excluded from the adjusted results. These included $27 million of gains on the sale of Aviation Week and the sale of India Index Services by CRISIL. These gains more than offset restructuring and Growth and Value Plan costs as well as a loss from the sale of Financial Communications.

Share Repurchase: During the quarter, the Company repurchased approximately 5.7 million shares. Year-to-date, the Company has spent $850 million and repurchased approximately 15 million shares. The Company now has approximately 1.9 million shares remaining under the existing authorization from the Board of Directors and expects to continue share repurchases completing this authorization by year-end.

Balance Sheet and Cash Flow: Cash and equivalents at the end of the third quarter were $1.6 billion, up from $760 million at the end of 2012. In the first nine months of the year, free cash flow from continuing operations was $388 million, a decrease of $132 million from the same period in 2012. The decline was impacted by legal settlements and the timing of tax payments.

Comparison of Adjusted Information to U.S. GAAP Information: Adjusted diluted earnings per share, adjusted diluted earnings per share from continuing operations, adjusted net income, adjusted operating profit, adjusted unallocated expense and free cash flow are non-GAAP financial measures contained in this earnings release that are derived from the Company’s continuing operations. This information is provided in order to allow investors to make meaningful comparisons of the Company’s operating performance between periods and to view the Company’s business from the same perspective as Company management. These non-GAAP measures may be different than similar measures used by other companies. Reconciliations for the differences between non-GAAP measures used in this earnings release and comparable financial measures calculated in accordance with U.S. GAAP are attached as Exhibits 5 and 8.

Conference Call/Webcast Details: The Company’s senior management will review the third quarter earnings results on a conference call scheduled for this morning, October 22, 2013, at 8:30 a.m. Eastern Time. This call is open to all interested parties. Discussions may include forward-looking information. Additional information presented on the conference call may be made available on the Company’s Investor Relations Website at http://investor.mhfi.com.

The Webcast will be available live and in replay at

http://investor.mhfi.com/phoenix.zhtml?p=irol-eventDetails&c=96562&eventID=5031496. (Please copy and paste URL into Web browser.)

Telephone access is available. Domestic participants may call (888) 391-6568; international participants may call +1 (415) 228-4733 (long distance charges will apply). The passcode is “McGraw Hill” and the conference leader is Harold McGraw III. A recorded telephone replay will be available approximately two hours after the meeting concludes and will remain available until November 22, 2013. Domestic participants may call (800) 839-1169; international participants may call +1 (203) 369-3036 (long distance charges will apply). No passcode is required.

The forward-looking statements in this news release involve risks and uncertainties and are subject to change based on various important factors, including worldwide economic, financial, liquidity, political and regulatory conditions; the health of debt (including U.S. residential mortgage-backed securities and collateralized debt obligations) and equity markets, including possible future interest rate changes; the health of the economy; the successful marketing of competitive products; and the effect of competitive products and pricing.

About McGraw Hill Financial: McGraw Hill Financial is a leading financial intelligence company providing the global capital and commodity markets with independent benchmarks, credit ratings, portfolio and enterprise risk solutions, and analytics. The Company's iconic brands include Standard & Poor’s Ratings Services, S&P Capital IQ, S&P Dow Jones Indices, Platts, CRISIL, J.D. Power and McGraw Hill Construction. The Company has approximately 17,000 employees in 27 countries. Additional information is available at www.mhfi.com

Investor Relations: http://investor.mhfi.com

Get news direct from McGraw Hill Financial via RSS:

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Release issued: October 22, 2013

* * *

Contact:

Investor Relations:

Chip Merritt

Vice President, Investor Relations

(212) 512-4321 (office)

chip.merritt@mhfi.com

News Media:

Jason Feuchtwanger

Director, Corporate Media Relations

(212) 512-3151 (office)

jason.feuchtwanger@mhfi.com

Exhibit 1

McGraw Hill Financial

Condensed Consolidated Statements of Income

Three and nine months ended September 30, 2013 and 2012

(dollars in millions, except per share data)

(unaudited)	Three Months			Nine Months
	2013	2012	% Change	2013	2012	% Change

Revenue	$1,194	$1,116	7%	$3,625	$3,224	12%
Expenses	811	841	(4)%	2,528	2,359	7%
Other income	24	—	N/M	24	—	N/M
Operating profit	407	275	48%	1,121	865	30%
Interest expense, net	14	21	(31)%	45	63	(28)%
Income from continuing operations before taxes on income	393	254	55%	1,076	802	34%
Provision for taxes on income	128	82	56%	364	287	27%
Income from continuing operations	265	172	54%	712	515	38%
Income (loss) from discontinued operations	—	165	(100)%	(27)	169	N/M
(Loss) gain on sale of discontinued operations	(20)	—	N/M	592	—	N/M
Discontinued operations, net of tax	(20)	165	N/M	565	169	N/M
Net income	245	337	(27)%	1,277	684	87%
Less: net income attributable to noncontrolling interests - continuing	(30)	(21)	45%	(74)	(29)	N/M
Less: net (income) loss attributable to noncontrolling interests - discontinued	—	(2)	N/M	1	(2)	N/M
Net income attributable to McGraw Hill Financial, Inc.	$215	$314	(31)%	$1,204	$652	85%

Amounts attributable to McGraw Hill Financial, Inc. common shareholders:
Income from continuing operations	$235	$151	55%	$638	$486	31%
(Loss) income from discontinued operations	(20)	163	N/M	566	167	N/M
Net income	$215	$314	(31)%	$1,204	$653	84%

Earnings per share attributable to McGraw Hill Financial, Inc. common shareholders:
Income from continuing operations:
Basic	$0.86	$0.54	59%	$2.31	$1.74	33%
Diluted	$0.84	$0.53	58%	$2.27	$1.71	33%
Income from discontinued operations:
Basic	$(0.07)	$0.58	N/M	$2.05	$0.60	N/M
Diluted	$(0.07)	$0.57	N/M	$2.02	$0.59	N/M
Net income:
Basic	$0.79	$1.13	(30)%	$4.36	$2.34	86%
Diluted	$0.77	$1.10	(30)%	$4.29	$2.29	87%

Weighted-average number of common shares outstanding:
Basic	272.8	278.7		275.8	278.8
Diluted	278.8	284.6		280.4	284.6

N/M - not meaningful

Note - % change in the tables throughout the exhibits are calculated off of the actual number, not the rounded number presented.

Exhibit 2

McGraw Hill Financial

Condensed Consolidated Balance Sheets

September 30, 2013 and December 31, 2012

(dollars in millions)

(unaudited)	September 30,	December 31,
	2013	2012

Assets:
Cash and equivalents	$1,577	$760
Other current assets	1,251	1,199
Assets held for sale (a)	—	1,940
Total current assets	2,828	3,899
Property and equipment, net	336	368
Goodwill and other intangible assets, net	2,429	2,519
Other non-current assets	255	266
Total assets	$5,848	$7,052

Liabilities and Equity:
Short-term debt	$—	$457
Unearned revenue	1,240	1,229
Other current liabilities	1,119	1,317
Liabilities held for sale (a)	—	664
Long-term debt	799	799
Pension, other postretirement benefits and other non-current liabilities	865	936
Total liabilities	4,023	5,402
Redeemable noncontrolling interest	810	810
Total equity	1,015	840
Total liabilities and equity	$5,848	$7,052

(a)	Includes McGraw-Hill Education as of December 31, 2012.

Exhibit 3

McGraw Hill Financial

Condensed Consolidated Statements of Cash Flows

Nine months ended September 30, 2013 and 2012

(dollars in millions)

(unaudited)	2013	2012

Operating Activities:
Income from continuing operations	$712	$515
Adjustments to reconcile income from operations to cash provided by operating activities from continuing operations:
Depreciation (including amortization of technology projects)	65	69
Amortization of intangibles	38	35
Stock-based compensation	73	63
Other	7	71
Net changes in operating assets and liabilities	(396)	(155)
Cash provided by operating activities from continuing operations	499	598

Investing Activities:
Capital expenditures	(55)	(70)
Acquisitions, net of cash acquired	—	(156)
Proceeds from dispositions	52	—
Changes in short-term investments	(15)	27
Cash used for investing activities from continuing operations	(18)	(199)

Financing Activities:
Repayments of short-term debt, net	(457)	—
Dividends paid to shareholders	(232)	(216)
Dividends and other payments paid to noncontrolling interests	(56)	(8)
Purchase of CRISIL shares	(214)	—
Repurchase of treasury shares	(850)	(269)
Exercise of stock options and other	209	271
Cash used for financing activities from continuing operations	(1,600)	(222)
Effect of exchange rate changes on cash from continuing operations	(7)	9
Cash (used for) provided by continuing operations	(1,126)	186
Cash provided by discontinued operations	1,943	114
Net change in cash and equivalents	817	300
Cash and equivalents at beginning of period	760	835
Cash and equivalents at end of period	$1,577	$1,135

Exhibit 4

McGraw Hill Financial

Operating Results by Segment

Three and nine months ended September 30, 2013 and 2012

(dollars in millions)

(unaudited)	Three Months			Nine Months
	Revenue			Revenue
	2013	2012	% Change	2013	2012	% Change

S&P Ratings	$540	$502	8%	$1,701	$1,451	17%
S&P Capital IQ	293	284	3%	868	835	4%
S&P Dow Jones Indices	124	109	14%	363	277	31%
Commodities & Commercial Markets	255	239	7%	750	713	5%
Intersegment Elimination	(18)	(18)	(6)%	(57)	(52)	(11)%
Total revenue	$1,194	$1,116	7%	$3,625	$3,224	12%

	Segment Expenses			Segment Expenses
	2013	2012	% Change	2013	2012	% Change

S&P Ratings	$297	$293	1%	$922	$848	9%
S&P Capital IQ	239	244	(2)%	703	675	4%
S&P Dow Jones Indices	44	48	(7)%	136	129	5%
Commodities & Commercial Markets	164	179	(8)%	514	518	(1)%
Intersegment Elimination	(18)	(18)	(6)%	(57)	(52)	(11)%
Total segment expenses	$726	$746	(3)%	$2,218	$2,118	5%

	Operating Profit			Operating Profit
	2013	2012	% Change	2013	2012	% Change

S&P Ratings	$243	$209	16%	$779	$603	29%
S&P Capital IQ	54	40	37%	165	160	3%
S&P Dow Jones Indices	80	61	32%	227	148	53%
Commodities & Commercial Markets	91	60	52%	236	195	21%
Total operating segments	468	370	27%	1,407	1,106	27%
Unallocated expense	(61)	(95)	(36)%	(286)	(241)	19%
Total operating profit	$407	$275	48%	$1,121	$865	30%

Exhibit 5

McGraw Hill Financial

Operating Results by Segment - Reported vs. Performance

Three and nine months ended September 30, 2013 and 2012

(dollars in millions, except per share amounts)

(unaudited)	2013				2012				% Change
	Reported	Non-GAAP Adjustments		Performance	Reported	Non-GAAP Adjustments		Performance	Reported	Performance

	Three Months
S&P Ratings	$243	$(16	)a	$227	$209	$8	b	$217	16%	5%
S&P Capital IQ	54	5	a	59	40	14	b	54	37%	10%
S&P Dow Jones Indices	80	—		80	61	4	b	65	32%	23%
Commodities & Commercial Markets	91	(9	)a	82	60	7	b	67	52%	24%
Segment operating profit	468	(20)		448	370	33		403	27%	11%
Unallocated expense	(61)	9	c	(52)	(95)	48	c	(47)	(36)%	10%
Operating profit	407	(11)		396	275	81		356	48%	12%
Interest expense, net	14	—		14	21	—		21	(31)%	(31)%
Income before taxes on income	393	(11)		382	254	81		335	55%	14%
Provision for taxes on income	128	6		134	82	30		112	56%	19%
Income from continuing operations	265	(17)		248	172	51		223	54%	12%
Income from discontinued operations	(20)	20		—	165	(165)		—	N/M	N/M
Net income	245	3		248	337	(114)		223	(27)%	12%
Less: NCI net income - continuing	(30)	4		(26)	(21)	(1)		(22)	45%	21%
Less: NCI net income - discontinued	—	—		—	(2)	2		—	N/M	N/M
Net income - continuing	235	(13)		222	151	50		201	55%	11%
Net income - discontinued	(20)	20		—	163	(163)		—	N/M	N/M
Net income attributable to MHFI	$215	$7		$222	$314	$(113)		$201	(32)%	12%

Diluted EPS - continuing	$0.84	$(0.04)		$0.80	$0.53	$0.17		$0.71	58%	13%
Diluted EPS - total	$0.77	$0.03		$0.80	$1.10	$(0.40)		$0.71	(30)%	13%

	Nine Months
S&P Ratings	$779	$(16	)a	$763	$603	$8	b	$611	29%	25%
S&P Capital IQ	165	5	a	170	160	15	b	175	3%	(3)%
S&P Dow Jones Indices	227	—		227	148	19	b	167	53%	36%
Commodities & Commercial Markets	236	(9	)a	227	195	6	b	201	21%	13%
Segment operating profit	1,407	(20)		1,387	1,106	48		1,154	27%	20%
Unallocated expense	(286)	140	c	(146)	(241)	101	c	(140)	19%	4%
Operating profit	1,121	120		1,241	865	149		1,014	30%	22%
Interest expense, net	45	—		45	63	—		63	(28)%	(30)%
Income before taxes on income	1,076	120		1,196	802	149		951	34%	26%
Provision for taxes on income	364	55		419	287	56		343	27%	21%
Income from continuing operations	712	65		777	515	93		608	38%	28%
Income from discontinued operations	565	(565)		—	169	(169)		—	N/M	N/M
Net income	1,277	(500)		777	684	(76)		608	87%	28%
Less: NCI net income - continuing	(74)	4		(70)	(29)	(1)		(30)	N/M	N/M
Less: NCI net loss - discontinued	1	(1)		—	(2)	2		—	N/M	N/M
Net income - continuing	638	69		707	486	92		578	31%	22%
Net income - discontinued	566	(566)		—	167	(167)		—	N/M	N/M
Net income attributable to MHFI	$1,204	$(497)		$707	$653	$(75)		$578	84%	22%

Diluted EPS - continuing	$2.27	$0.25		$2.52	$1.71	$0.32		$2.03	33%	24%
Diluted EPS - total	$4.29	$(1.77)		$2.52	$2.29	$(0.26)		$2.03	87%	24%

N/M - not meaningful

Note - Totals presented may not sum due to rounding

(a)	S&P Ratings includes a gain on the sale of an equity investment held by CRISIL; S&P Capital IQ includes a loss on the sale of Financial Communications and restructuring charges; and Commodities & Commercial Markets includes a gain on the sale of Aviation Week and restructuring charges.
(b)	Includes restructuring charges for the nine months of 2012, and S&P Dow Jones Indices also includes transaction costs associated with our S&P Dow Jones LLC joint venture.
(c)	Includes Growth and Value Plan related costs necessary to enable the separation of MHE and reduce our cost structure, which primarily includes professional fees, restructuring charges and other non-recurring costs. The nine months of 2013 also includes pre-tax legal settlements of approximately $77 million and the nine months of 2012 also includes a charge related to a reduction in our lease commitments.

Exhibit 6

McGraw Hill Financial

Subscription / Non-Transaction vs. Non-Subscription / Transaction Revenue

Three and nine months ended September 30, 2013 and 2012

(dollars in millions)

(unaudited)	Subscription / Non-Transaction			Non-Subscription / Transaction
	2013	2012	% Change	2013	2012	% Change
	Three Months
S&P Ratings (a)	$313	$287	9%	$227	$215	6%
S&P Capital IQ (b)	265	257	3%	28	27	5%
S&P Dow Jones Indices (c)	25	24	5%	99	85	17%
Commodities Markets (d)	128	111	15%	14	10	46%
Commercial Markets (e)	36	38	(7)%	77	80	(3)%
Intersegment elimination	(18)	(18)	6%	—	—
Total revenue	$749	$699	7%	$445	$417	7%

	Nine Months
S&P Ratings (a)	$923	$839	10%	$778	$612	27%
S&P Capital IQ (b)	785	755	4%	83	80	4%
S&P Dow Jones Indices (c)	77	61	25%	286	216	33%
Commodities Markets (d)	370	330	12%	39	30	30%
Commercial Markets (e)	111	114	(3)%	230	239	(4)%
Intersegment elimination	(57)	(52)	11%	—	—
Total revenue	$2,209	$2,047	8%	$1,416	$1,177	20%

(a)	Non-transaction revenue is primarily related to annual fees for frequent issuer programs and surveillance, while transaction revenue is related to ratings of publicly-issued debt, bank loan ratings and corporate credit estimates. Non-transaction revenue also includes an intersegment revenue elimination, which mainly consists of the royalty of $18 million and $54 million for the three and nine months ended September 30, 2013, respectively, and $17 million and $51 million for three and nine months ended September 30, 2012, respectively, charged to S&P Capital IQ for the rights to use and distribute content and data developed by S&P Ratings.

(b)	Subscription revenue is related to credit ratings-related information products, S&P Capital IQ platform, investment research products and other data subscriptions, while non-subscription revenue is related to certain advisory, pricing and analytical services.

(c)	Subscription revenue is related to data subscriptions, which support index fund management, portfolio analytics and research, while non-subscription revenue is related to fees based on assets underlying exchange-traded funds, as well as certain advisory, pricing and analytical services.

(d)	Subscription revenue is related to Platts real-time news, market data, and price assessments, along with other print and digital information products, while non-subscription revenue is related to consulting engagements, events, and transactional activity related to licensing.

(e)	Subscription revenue is related to print and digital information products primarily serving the automotive and construction markets, while non-subscription revenue is related to syndicated and proprietary research studies, advertising, consulting engagements and events.

Exhibit 7

McGraw Hill Financial

 Domestic vs. International Revenue

Three and nine months ended September 30, 2013 and 2012

(dollars in millions)

(unaudited)	Domestic			International
	2013	2012	% Change	2013	2012	% Change
	Three Months
S&P Ratings	$290	$275	6%	$250	$227	10%
S&P Capital IQ	193	191	1%	100	93	8%
S&P Dow Jones Indices	99	85	16%	25	24	6%
Commodities Markets	57	46	24%	85	75	13%
Commercial Markets	82	88	(7)%	31	30	4%
Intersegment elimination	(9)	(9)	11%	(9)	(9)	6%
Total revenue	$712	$676	5%	$482	$440	10%

	Nine Months
S&P Ratings	$927	$785	18%	$774	$666	16%
S&P Capital IQ	573	559	2%	295	276	7%
S&P Dow Jones Indices	286	214	34%	77	63	21%
Commodities Markets	161	142	14%	248	218	13%
Commercial Markets	256	273	(6)%	85	80	7%
Intersegment elimination	(28)	(26)	8%	(29)	(26)	14%
Total revenue	$2,175	$1,947	12%	$1,450	$1,277	14%

Exhibit 8

McGraw Hill Financial

Non-GAAP Financial Information

Three and nine months ended September 30, 2013 and 2012

(dollars in millions)

Computation of Free Cash Flow

(unaudited)	Nine Months
	2013	2012
Cash provided by operating activities	$499	$598
Capital expenditures	(55)	(70)
Dividends and other payments paid to noncontrolling interests	(56)	(8)
Free cash flow	$388	$520

McGraw Hill Financial Organic Revenue

(unaudited)	Three Months			Nine Months
	2013	2012	% Change	2013	2012	% Change
Total Revenue	$1,194	$1,116	7%	$3,625	$3,224	12%
Aviation Week	(2)	(9)		(26)	(34)
Product closures at S&P Capital IQ	(1)	(5)		(6)	(16)
Total Organic Revenue	$1,191	$1,102	8%	$3,593	$3,174	13%

Adjusted S&P Capital IQ Revenue

(unaudited)	Three Months			Nine Months
	2013	2012	% Change	2013	2012	% Change
S&P Capital IQ	$293	$284	3%	$868	$835	4%
Product closures	(1)	(5)		(6)	(16)
Adjusted S&P Capital IQ	$292	$279	5%	$862	$819	5%

Adjusted Commodities & Commercial Markets Revenue

(unaudited)	Three Months			Nine Months
	2013	2012	% Change	2013	2012	% Change
Commodities & Commercial Markets	$255	$239	7%	$750	$713	5%
Aviation Week	(2)	(9)		(26)	(34)
Adjusted Commodities & Commercial Markets	$253	$230	10%	$724	$679	7%

Commercial Markets	$113	$118	(4)%	$341	$353	(3)%
Aviation Week	(2)	(9)		(26)	(34)
Adjusted Commercial Markets	$111	$109	1%	$315	$319	(1)%

Adjusted S&P Dow Jones Indices Net Operating Profit

	Three Months			Nine Months
(unaudited)	2013	2012	% Change	2013	2012	% Change
Operating profit	$80	$65	23%	$227	$167	36%
Operating profit attributable to NCI	22	18		60	18
Net operating profit	$58	$47	23%	$167	$149	11%